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                                                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64903) and in the related Prospectus of Houghton Mifflin Company for the registration of $300 million of debt securities, of our report dated December 22, 1995, with respect to the combined financial statements of D.C. Heath and Company (A Business Unit of Raytheon Company), included in the current report on Form 8-K/A of Houghton Mifflin Company dated October 31, 1995, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


Boston, Massachusetts
January 16, 1996